Theseus Pharmaceuticals A new generation of medicines to address cancer resistance May 2023 | THRX

Legal notice and forward-looking statements ©2023 Theseus Pharmaceuticals. Certain statements included in this presentation are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "anticipate," "expect," "plan," "predict," "potential," “on track”, "seem," "outlook," "continue," "intend," “project,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding: Theseus' strategy, future operations, prospects and plans, including statements regarding its cash runway; the structure and timing of its preclinical studies and clinical trials, expected milestones, and objectives of management; the timing for the presentation of preliminary data for THE-630 and significance of such results; Theseus' plans regarding the phase 1/2 dose escalation and expansion clinical trial for THE-630, including timing for enrollment of patients in such trial; the timing for the presentation of further data for THE-630 and the significance of such results; the ability of THE-630 to achieve desired drug exposure levels and inhibit KIT variants; the significance of results of preclinical studies of THE-349, including the ability of THE-349 to potentially inhibit EGFR variants and the outlook of the EGFR inhibitor program; expectations regarding the submission of an IND for THE-349; and Theseus’ plans with respect to its third development program target, BCR-ABL, including the intention to nominate a development candidate for such program by early 2024. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important risks, uncertainties and other factors, including, but not limited to: uncertainties inherent in preclinical studies and clinical trials; risks and uncertainties regarding whether results from preclinical studies and clinical trials will be predictive of the results of future trials; risks related to the expected timing of submissions to regulatory authorities and timing for review by such regulatory authorities; risks and uncertainties related to the potential IND application for THE-349; risks related to market volatility and global economic conditions, including disruptions in the banking industry; and other risks, uncertainties and other factors such as those described from time to time in the reports Theseus files with the Securities and Exchange Commission (SEC), including Theseus' Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q which will be on file with the SEC and available on the SEC's website at https://www.sec.gov/. However, new risk factors and uncertainties may emerge from time to time which may cause actual results to differ materially from those anticipated or implied by the forward-looking statements in this presentation, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this presentation are based on the current expectations of Theseus' management team and speak only as of the date hereof, and Theseus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. 2

©2023 Theseus Pharmaceuticals. Theseus is developing next-generation, single molecule pan-variant TKI candidates for treatment- resistant cancer Led by world-class R&D team with deep experience developing and commercializing novel targeted therapies in validated areas of unmet medical need Differentiated R&D approach combining structure- guided design and our novel Predictive Resistance Assay™ (PRA) Theseus’ mission to outsmart cancer resistance Our vision is to develop final generation therapies for patients with cancer TKI = tyrosine kinase inhibitor. TARGET ALL KEY MUTATIONS SELECTIVITY AND LONG-TERM TOLERABILITY 3

Second program: THE-349 (EGFR-mutant NSCLC) Lead program: THE-630 (GIST) • KIT-driven GIST is a clonally heterogeneous disease which requires a pan-variant inhibitor to meaningfully improve patient outcomes • Enrolling patients in phase 1 portion of phase 1/2 study; preliminary dose escalation data reported in May 2023 with additional data at target exposures expected in Q4 2023 • Plan to advance rapidly into 2L GIST, which could represent $1bn+ market opportunity Executing on a novel pipeline of targeted therapies ©2023 Theseus Pharmaceuticals. • Highly selective 4G TKI covering common activating and major secondary resistance mutations in EGFR with CNS activity and wild-type selectivity in preclinical models • Initially plan to focus on monotherapy treatment of on-target resistance to osimertinib, followed by rapid evaluation of combinations in all comers post-osimertinib • IND submission expected in Q4 2023 Third program: BCR-ABL inhibitor (CML and Ph+ ALL) • Opportunity to optimally balance efficacy and tolerability with mutation coverage in refractory CML patients and newly diagnosed Ph+ ALL patients • Preclinical data from testing of a series of molecules demonstrate high potency, selectivity, and broad mutational coverage • Development candidate nomination expected by early 2024 Strong financial position • $244 million in cash, cash equivalents, and investments as of March 31, 2023 • Runway projected into Q3 2025 2L = Second Line. 4G = Fourth Generation. CML = Chronic Myeloid Leukemia. CNS = central nervous system. EGFR = Epidermal Growth Factor Receptor. IND = investigational new drug. GIST = Gastrointestinal Stromal Tumors. NSCLC = Non-Small Cell Lung Cancer. Ph+ ALL = Philadelphia Chromosome-positive Acute Lymphoblastic Leukemia. 4

Experienced management team leveraging heritage of success

THESEUS

Leadership Team



Tim Clackson, Ph.D.
CEO
Former President, Xilio
Former President of R&D, CSO, ARIAD



Bill Shakespeare, Ph.D.
Co-founder, President of R&D
Former VP Drug Discovery, ARIAD



David Kerstein, M.D.
CMO
Former CMO, Anchiano
Former Sr. Med Dir, ARIAD & Takeda



Brad Dahms
CFO
Former CFO, Selecta Biosciences



Vic Rivera, Ph.D.
Co-founder, CSO
Former VP Preclinical & Translational Research, ARIAD

Board of Directors

Iain Dukes, D.Phil.
Co-Founder and Chairman of Theseus; Venture Partner, OrbiMed Advisors

Carl Gordon, Ph.D., C.F.A.
General Partner, OrbiMed Advisors

Don Hayden, M.B.A.
Chair of Otsuka America Pharmaceuticals Incorporated

Michael Rome, Ph.D.
Managing Director, Foresite Capital

Steven Stein, M.D.
Executive Vice President & Chief Medical Officer, Incyte

Kathy Yi, M.B.A.
Chief Operating Officer, Affini-T Therapeutics

Tim Clackson, Ph.D.
President and Chief Executive Officer

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©2023 Theseus Pharmaceuticals.

Extensive experience and track record in TKI discovery, development, and commercialization ©2023 Theseus Pharmaceuticals. Validated methodology & approach at ARIAD that produced three approved TKIs World-class team Leveraging prior achievements in the discovery, development and commercialization of multiple cancer therapeutics De-risked targets Developing therapies against validated targets to minimize biological risk, streamline clinical development, and reach the right patients faster Proven approach Using structure-guided drug design with predictive screening methods to design TKIs that target all major cancer-causing and treatment resistance mutations for a given target Members of the Theseus team discovered and developed five clinical-stage product candidates at ARIAD prior to Takeda acquisition TKI = tyrosine kinase inhibitor. 6

The problem ©2023 Theseus Pharmaceuticals. Tumor On-target resistance mutations emerge in response to targeted therapies, limiting the efficacy of such therapies Clonal heterogeneity develops over time, leading to disease complexity and tumor progression TKI = tyrosine kinase inhibitor. 7

Our solution ©2023 Theseus Pharmaceuticals. Tumor Theseus’ next-generation, pan- variant TKIs are designed to simultaneously inhibit all major cancer-causing and resistance mutations, which has the potential to yield prolonged clinical benefit in early and late lines of treatment TKI = tyrosine kinase inhibitor. 8

Theseus’ approach: TKI candidates are developed iteratively to optimize pan-variant activity ©2023 Theseus Pharmaceuticals. Structure-Guided Design In silico: Uses 3D structures of the target TK to design a TKI with multiple molecular touch points to maintain binding in the presence of any variants Predictive Resistance Assay™ In vitro: A cell-based assay tests whether the molecule inhibits individual variants, using human serum proteins to most effectively predict the clinical setting Mutant A Mutant B Mutant C PD = progressive disease. PR/CR = partial/complete response. TKI = tyrosine kinase inhibitor. 9

Growing pipeline of targeted cancer therapies ©2023 Theseus Pharmaceuticals.Note: We hold a worldwide exclusive license to THE-630 in our therapeutic area of focus through the ARIAD License Agreement, as defined and described in our filings with the Securities and Exchange Commission. CML = Chronic Myeloid Leukemia. GIST = Gastrointestinal Stromal Tumors. EGFR = Epidermal Growth Factor Receptor. IND = investigational new drug. NSCLC = Non-Small Cell Lung Cancer. Ph+ ALL = Philadelphia Chromosome-positive Acute Lymphoblastic Leukemia. PROGRAM/TARGET INDICATION DISCOVERY IND-ENABLING PHASE 1 PHASE 2 NEXT EXPECTED UPDATE THE-630 KIT THE-349 EGFR BCR-ABL G IS T N SC LC C M L / Ph + A LL Phase 1 data update Q4 2023 IND submission Q4 2023 Preclinical data & candidate selection by early 2024 10

THE-630: Pan-variant KIT Inhibitor Candidate

GIST is one of targeted oncology's great unmet patient needs

THESEUS

*GIST is the **most common sarcoma of the GI tract** with **~4,000-6,000** new cases in the U.S. each year*

Key features of GIST

- **~80%** of GIST patients present with an activating **mutation in KIT**
- **KIT primary driver** through multiple lines of therapy with up to **90% of relapse cases** associated with secondary resistance mutations in KIT
- **Highly heterogeneous**: patients' tumors frequently have multiple subclones, each with a different mutation, which creates need for pan-variant inhibitor

GIST market has been constrained because current standards of care are not pan-variant inhibitors of KIT, and therefore patients have short durations of therapy

Activating and resistance mutations in KIT-driven GIST



Activating Mutations
in KIT drive tumor development
Resistance Mutations
enable treatment escape
Exon 9 (~10%)
Exon 11 (~70%)
Exons 13/14 (~45%)
ATP Binding Pocket
Exons 17/18 (~45%)
Activation loop
KIT oncoprotein
Receptor tyrosine kinase

*A successful KIT inhibitor for GIST must have activity against exons 9/11, **13/14**, and **17/18***

Sources: Corless, C. Modern Pathol 2014;27,s1-s16. GIST = Gastrointestinal Stromal Tumors.

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©2023 Theseus Pharmaceuticals.

2L+ GIST progresses rapidly; current therapies are inadequate

THESEUS

- Patients typically have a mix of resistance mutations and progress in 4-6 weeks in the absence of therapy
- Response rates of approved therapies are in single digits; on average, progression occurs within ~six months



Imatinib
mPFS 18.9 mo
ORR 51.4%
First line
Sunitinib
mPFS 5.5 mo
ORR 6.8%
Second line
Regorafenib
mPFS 4.8 mo
ORR 4.5%
Third line
Ripretinib
mPFS 6.3 mo
ORR 9.4%
Fourth line
Exon 9/11 activating mutation
Activating mutation + exon 13/14 resistance mutation
Activating mutation + exon 17/18 resistance mutation
Activating mutation + compound mutation (1)

Significant unmet patient need in second line GIST and beyond

Sources: Clarivate, DRG, Gleevec ® (imatinib) USPI, Sutent ® (sunitinib) USPI, Stivarga ® (regorafenib) USPI, Qinlock ® (ripretinib USPI). Stivarga ® ORR from Demetri, Lancet, 2013.
2L = Second Line. GIST = Gastrointestinal Stromal Tumors. mPFS = median progression free survival. ORR = objective response rate. (1) Bauer et al AACR poster; contains two different KIT resistance mutations in the same gene.

©2023 Theseus Pharmaceuticals.

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Our novel Predictive Resistance Assay™ rationalizes known deficiencies of approved KIT inhibitors for GIST Cav = average serum concentration, and is calculated as the Area Under the Curve, or AUC, over a 24-hour period and divided by 24. GIST = Gastrointestinal Stromal Tumors. Ex = exon. nM = nanomolar. PRA = Predictive Resistance Assay™. (1) Width of clusters represents prevalence of specific mutations. PRA activity of THE-630 and approved KIT inhibitors for GIST (1) Clinical Cav Resistance to treatment Sensitivity to treatment ©2023 Theseus Pharmaceuticals. • Our novel PRA is designed to predict known deficiencies of approved KIT-inhibitors for GIST • Each therapy has mutations not covered by the average clinical concentration (Cav) of the respective drug • The PRA predicts that, at a target Cav of 100 nM, THE-630 would have pan-variant inhibition and could substantially improve clinical outcomes 14

Clinical data suggest a pan-variant inhibitor is critical for effective treatment in patients with 2L GIST

- 2L GIST is heterogeneous and remains a significant unmet need
- INTRIGUE study demonstrated no difference in PFS between ripretinib and sunitinib because neither has coverage of both sets of resistance mutations

Frequency of mutations observed in 2L GIST patients



Ripretinib liability
Sunitinib liability
EX13/14
V654A
T670I/E
K642E
EX17/18
N822K/Y
Y823D
D820Y/G/E/A/V/N
D816H/E/A/G
C809G
A829P
Others

A pan-variant KIT inhibitor could lead to meaningfully improved, durable, clinical outcomes for patients, and open the $1bn+ market opportunity in 2L GIST

Sources: Call, et al. 2019; Clarivate/DRG. Theseus analysis of Wellcome Sanger Institute compilation of major GIST publications, including CCR 2007;13(18 Pt 1):5398-405, CCR 2006;12(6):1743-9, JCO 2006;24(29):4764-74, J Pathology 2008;216(1):64-74, JCO 2008;26(33):5352-9, Genes, chromosomes & cancer, 2016, Medical oncology (Northwood, London, England), 2013;30(2):522, Pathology oncology research : POR, 2019. Sunitinib and ripretinib PFS data based on results of INTRIGUE: A phase III, randomized, open label study to evaluate the efficacy and safety of ripretinib vs sunitinib in patients with advanced gastrointestinal stromal tumor previously treated with imatinib. 2L = Second Line. GIST = Gastrointestinal Stromal Tumors. EX = exon. PFS = progression free survival.

©2023 Theseus Pharmaceuticals.

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THE-630 could be the only therapy with coverage of all major classes of activating and resistance mutations ©2023 Theseus Pharmaceuticals.Based on data from our PRA (Predictive Resistance Assay™). PD = progressive disease. PR/CR = partial/complete response. SD = stable disease. (1) Assumes target Cav of 100 nM. Coverage of activating mutations Coverage of resistance mutations Exon 9 Exon 11 Exons 13/14 Exons 17/18 THE-630 (1) Imatinib (Gleevec®) Sunitinib (Sutent®) Regorafenib (Stivarga®) Ripretinib (Qinlock®) PR/CR SD PD PRA-Predicted Best Response 16

Phase 1/2 trial design

THESEUS

Key entry criteria

- Age ≥ 18 years
- Histologically- or cytologically-confirmed unresectable or metastatic GIST
- Not known to be both KIT and PDGFRA wild-type
- ECOG performance status ≤2
- ≥1 measurable lesion per modified RECIST 1.1[†]
- Phase 1: disease progression on or intolerance of imatinib therapy and have also received at least 1 other TKI (sunitinib, regorafenib, ripretinib, or avapritinib)
- Phase 2 cohorts: see figure to the right

Key assessments

- Single dose (C1D1) and steady-state (C1D15) PK
- ctDNA using Guardant360 at baseline, C2D1, C3D1, then every 2 cycles until C11 and at end of treatment
- Disease assessment by modified RECIST 1.1 every 2 cycles until C12, then every 3 cycles until progression

Phase 1 – Dose Escalation

THE-630 once daily (QD)

3 + 3 dose escalation design

Backfill enrollment (up to 40 patients)

→ **RP2D** →

Phase 2 – Dose Expansion

2nd Line cohort
prior imatinib only
(N=~20)

3rd-4th Line cohort
prior imatinib and sunitinib, 0-1 additional lines of therapy
(N=~20)

≥5th Line cohort
prior imatinib, sunitinib, regorafenib, and ripretinib
(N=~20)

	Phase 1	Phase 2
Primary Objective	Determine safety profile, including DLTs, MTD, and RP2D	Determine antitumor activity (primary endpoint: ORR by modified RECIST 1.1)
Secondary Objectives	Determine PK profile and characterize preliminary evidence of antitumor activity	Evaluate safety profile and further characterize PK profile

ClinicalTrials.gov: NCT05160168. [†]Demetri et al. 2013. DLT = dose-limiting toxicity. C1D1 = Cycle 1 Day 1. C1D15 = Cycle 1 Day 15. C2D1 = Cycle 2 Day 1. C3D1 = Cycle 3 Day 1. ctDNA = circulating tumor DNA. ECOG = Eastern Cooperative Oncology Group. GIST = Gastrointestinal Stromal Tumors. MTD = Maximum Tolerated Dose. PK = pharmacokinetics. QD = once daily. RECIST 1.1 = Response Evaluation Criteria in Solid Tumors version 1.1. RP2D = recommended phase 2 dose.

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©2023 Theseus Pharmaceuticals.

Registration strategy for THE-630: rapidly advance to 2L Targeting rapid advancement to 2L development, with plans to commence a 2L registrational study shortly after beginning our 5L registrational study Ongoing dose escalation Planned Phase 2 dose expansion Planned registrational studies Ongoing phase 1 dose escalation 2L Cohort 3L or 4L Cohort 5L+ Cohort 5L registrational study 2L registrational study (all comers) ©2023 Theseus Pharmaceuticals.2L = Second Line. 3L = Third Line. 4L = Fourth Line. 5L = Fifth Line. 18

Standard 3+3 dose escalation design • DLT evaluation period = 28 days • Dose level increases of up to 100% until one of the following: – Grade ≥ 2 non-hematologic or ≥ grade 3 hematological AE for which relationship to THE-630 cannot be ruled out – DLT – 48 mg dose level • Then, dose level increases of up to 50% • Intra-patient dose escalation permitted As of the 21 April 2023 data cutoff: • 25 patients had been treated with THE-630 over 7 cohorts – 23 patients enrolled in Cohorts 1-6 (3 mg – 18 mg) – 2 patients enrolled in Cohort 7 (27 mg), with DLT observation period ongoing at time of data cutoff (Note: both Cohort 7 patients subsequently cleared the DLT observation period without experiencing a DLT) • Presentation will focus on dose escalation Cohorts 1-6 Phase 1 dose escalation Cohort 1: 3 mg QD (n=3) Cohort 2: 4 mg QD (n=7) Cohort 4: 9 mg QD (n=3) Cohort 3: 6 mg QD (n=3) Cohort 5: 12 mg QD (n=3) Cohort 6: 18 mg QD (n=4) Cohort 7: 27 mg QD Cohort 8: 40 mg QDProjected target exposure Phase 1 dose escalation trial design AE = adverse event. DLT = dose-limiting toxicity. QD = once daily. Currently dosing ©2023 Theseus Pharmaceuticals. 19

Baseline characteristics: heavily pretreated KIT-mutant GIST population 20 Demographics and Baseline Characteristics Total N=23 Median age, years 59 Female, n (%) 10 (43.5) ECOG Performance Status, n (%) 0 11 (47.8) 1 11 (47.8) 2 1 (4.3) Stage at Screening Stage IV, n (%) 23 (100) Number of unique prior TKIs 2, n (%) 3 (13.0) 3, n (%) 4 (17.4) 4, n (%) 12 (52.2) 5, n (%) 2 (8.7) ≥6, n (%) 2 (8.7) Prior TKIs, n (%) Imatinib 23 (100) Sunitinib 23 (100) Regorafenib 17 (73.9) Ripretinib 18 (78.3) • All patients had metastatic KIT-mutant GIST • Median age: 59 years • 96% (22/23) with ECOG performance status 0 or 1 • Median 4 prior therapies (range: 2-8) • 70% (16/23) received 4 or more prior TKIs − All patients had received prior imatinib and sunitinib − 65% (15/23) also received prior regorafenib and ripretinib GIST = Gastrointestinal Stromal Tumors. ECOG Performance Status = Eastern Cooperative Oncology Group Performance Status. QD = once daily. TKI = tyrosine kinase inhibitor. ©2023 Theseus Pharmaceuticals. Cohorts 1-6 (3-18 mg QD)

Dose escalation (Cohorts 1-6)

THESEUS

Cohort 1 (3 mg QD)

- 2 patients with grade ≥2 treatment-related hypertension
  - Triggered a change to dose escalations of up to 50%
  - Treatment-related hypertension not reported in Cohorts 2-6

Cohort 2 (4 mg QD)

- 1 DLT observed, grade 5 myocardial infarction (MI)
  - 64-year-old female with 8 prior lines of therapy, hyperlipidemia, ECOG performance status 2 at baseline, and asymptomatic subsegmental PE on screening imaging
  - C1D1 C_{av} was ~1 nM
  - Hospitalized on Day 5 for muscular weakness and hyperkalemia (both assessed as not related)
  - MI occurred on Day 6, and the patient died the next day
    - Cause of death: cardiopulmonary failure due to GIST, metastases to the peritoneum and liver, and MI
- Event considered a DLT as the relationship between THE-630 and the MI could not be incontrovertibly ruled out
- No additional DLTs or cardiac ischemic AEs have been observed



Cohort 6
18 mg QD (n=4)
Cohort 5
12 mg QD (n=3)
Cohort 4
9 mg QD (n=3)
Cohort 3
6 mg QD (n=3)
1 DLT
Cohort 2
4 mg QD (n=3)
Cohort 2 Expansion
(n=4)
Cohort 1
3 mg QD (n=3)
Grade ≥2 treatment-related AEs, non-DLT
No DLTs observed

AE = adverse event. C1D1 = Cycle 1 Day 1. C_{av} = average serum concentration. DLT = dose-limiting toxicity. ECOG Performance Status = Eastern Cooperative Oncology Group Performance Status. GIST = Gastrointestinal Stromal Tumors. PE = Pulmonary Embolism. QD = once daily. Treatment-related AE defined by protocol as adverse event where relationship to THE-630 cannot be clearly and incontrovertibly ruled out.

©2023 Theseus Pharmaceuticals.

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Safety profile supports continued dose escalation

THESEUS

- 65% of patients had treatment-related adverse events (AE) of any grade
  - Most common (≥10%) treatment-related AEs include fatigue, AST increased, diarrhea, nausea, dry mouth, and dyspnea
  - Treatment-related AEs were predominantly grade 1-2: of 89 reported, 5 (6%) were grade ≥3 (3 of which occurred in Cohorts 1 and 2)
- DLT previously described (Cohort 2) was the only DLT and only treatment-related SAE reported
- MTD not yet reached

AEs by preferred term occurring in ≥10% of patients

Preferred term, n (%)	Treatment-emergent AEs (N=23)		Treatment-related AEs (N=23)	
	Any Grade	Grade ≥3	Any Grade	Grade ≥3†
Any AE	23 (100)	13 (56.5)	15 (65.2)	5 (21.7)
Fatigue	8 (34.8)	2 (8.7)	5 (21.7)	1 (4.3)
Abdominal pain	6 (26.1)	1 (4.3)	2 (8.7)	0 (0)
Anemia	5 (21.7)	2 (8.7)	2 (8.7)	1 (4.3)
Back pain	5 (21.7)	0 (0)	1 (4.3)	0 (0)
Constipation	5 (21.7)	1 (4.3)	1 (4.3)	0 (0)
Diarrhea	5 (21.7)	0 (0)	3 (13.0)	0 (0)
Hypertension	5 (21.7)	1 (4.3)	2 (8.7)	1 (4.3)
Arthralgia	4 (17.4)	0 (0)	1 (4.3)	0 (0)
Dyspnea	4 (17.4)	1 (4.3)	3 (13.0)	0 (0)
Nausea	4 (17.4)	0 (0)	3 (13.0)	0 (0)

Preferred term, n (%)	Treatment-emergent AEs (N=23)		Treatment-related AEs (N=23)	
	Any Grade	Grade ≥3	Any Grade	Grade ≥3
Weight decreased	4 (17.4)	0 (0)	1 (4.3)	0 (0)
AST increased	3 (13.0)	0 (0)	3 (13.0)	0 (0)
Decreased appetite	3 (13.0)	0 (0)	1 (4.3)	0 (0)
Dehydration	3 (13.0)	0 (0)	1 (4.3)	0 (0)
Dry mouth	3 (13.0)	0 (0)	3 (13.0)	0 (0)
Headache	3 (13.0)	0 (0)	0 (0)	0 (0)
Edema peripheral	3 (13.0)	0 (0)	1 (4.3)	0 (0)
Pain in extremity	3 (13.0)	0 (0)	1 (4.3)	0 (0)
Vomiting	3 (13.0)	0 (0)	1 (4.3)	0 (0)

†5 patients experienced Grade ≥3 treatment-related AEs: anemia (n=1, Cohort 1), hypertension (n=1, Cohort 1), myocardial infarction (n=1, Cohort 2), ALT increased (n=1, Cohort 4), and fatigue (n=1, Cohort 5); Treatment-related AE defined by protocol as adverse event where relationship to THE-630 cannot be clearly and incontrovertibly ruled out. AE = adverse event. AST = aspartate aminotransferase. DLT = dose-limiting toxicity. MTD = maximum tolerated dose. SAE = serious adverse event.

©2023 Theseus Pharmaceuticals.

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Pharmacokinetics consistent with once-daily oral dosing 23 • 3-6-fold accumulation observed from C1D1 to C1D15 • Approximately linear increase in systemic exposure at steady state through Cohort 6 - Cohort 5 (12 mg): mean Cav 46.6 nM with high inter-patient variability - Cohort 6 (18 mg): mean Cav 48.1 nM with minimal inter-patient variability, linear with Cohorts 1-4 Dotted line represents target Cav (100nM). Cav = average serum concentration. AUC = area under the curve. C1D1 = Cycle 1 Day 1. C1D15 = Cycle 1 Day 15. nM = nanomolar. PK = pharmacokinetics. QD = once daily. R2 = coefficient of determination. SD = standard deviation. THE-630 Exposure (Mean Cav) vs. Dose Time (h) M ea n Pl as m a C on ce nt ra tio n (n M ) 0 4 8 12 16 20 24 0 20 40 60 80 100 120 6 mg QD 9 mg QD 12 mg QD 3 mg QD 4 mg QD 18 mg QD Mean (±SD) Steady State (C1D15) THE-630 Concentration vs. Time Profile Target Cav ©2023 Theseus Pharmaceuticals.

Prolonged stable disease observed at higher doses       0 4 8 12 16 20 24 28 32 36 1 (4) 2 (5) 3 (5) 4 (4) 5 (4) 6 (4) 7 (3) 8 (3) 9 (8) 10 (4) 11 (4) 12 (6) 13 (4) 14 (4) 15 (2) 16 (3) 17 (2) 18 (2) 19 (4) 20 (4) 21 (4) 22 (4) 23 (3) Time on treatment (weeks) a Escalated to 6 mg in week 24 and 9 mg in week 31. b Treatment discontinuation due to death (myocardial infarction; DLT). c Treatment discontinuation due to acute kidney injury on day 1 (causality assessed as not related, likely due to contrast nephropathy and dehydration). d Escalated to 9 mg in week 15. e Escalated to 12 mg in week 17 and 18 mg in week 27; discontinued due to clinical progression (after data cutoff). f Escalated to 12 mg in week 16 and 18 mg in week 29. g Escalated to 12 mg in week 18. h Escalated to 18 mg in week 21; SD at C6D28 disease assessment (after data cutoff), i Escalated to 18 mg in week 21. jTreatment discontinuation due to physician decision. kTreatment discontinuation due to withdrawal of consent. DLT = dose-limiting toxicity. NE = not evaluable. PD = progressive disease. SD = stable disease. TKI = tyrosine kinase inhibitor. Patient (prior TKI) a b c e f g h i d k 18 m g 12 m g 9 m g 6 m g 4 m g 3 m g 24 Ongoing treatment SD PD NETimepoint Response: SD as best overall response PD/NE as best overall response j 8 of 9 evaluable patients treated in the 9-18 mg Cohorts had stable disease as best response, a disease control rate of 89% ©2023 Theseus Pharmaceuticals.

8 315 76 11 122 5 4 16 14 712 11 51 2 14 16 12 4 15 16 165 1920 22 2219 19 19 1922191912 A 50 2_ Y5 03 du p A 50 2_ Y5 03 du p A 50 2_ Y5 03 du p A 50 2_ Y5 03 du p E5 54 _V 55 5d el W 55 7_ K5 58 de l M 55 2_ Y5 70 de l W 55 7_ V5 60 de lin sC W 55 7_ E5 62 de lin sV M 55 2_ E5 61 de lin sQ K 55 8_ E5 61 de l V6 54 A Y6 46 S Y6 46 N Y6 46 C V6 54 A T6 70 I D 76 5_ L7 66 de lin sE C 80 9G D 81 6H Y8 23 D D 82 0Y Y8 23 D D 82 0Y D 82 0V D 81 6H N 82 2K D 82 0Y Y8 23 D D 82 0G A 89 5T 1 Be st F ol d Ch an ge s in M ut an t A lle le F re qu en cy Ex9 Ex11 Ex13 Ex 16 Ex17 Ex 19 ** * Ex 14 * * * ^ ^ ^ ^ ^ *^ *^ W 55 7_ K 55 8d el Y5 78 _D 57 9d up V5 59 A V6 54 A V6 54 A V6 54 A * -100 -10 10 100 # Fo ld in cr ea se Fo ld d ec re as e W 55 7_ K 55 8d el 6 m g 3 m g 4 m g 18 m g 12 m g 9 m g Patient Number Reductions observed in KIT mutant allele fractions in ctDNA 25 • Pre- and post-baseline samples available for 19/21 patients (including 2 in Cohort 6 [18 mg]) − KIT mutations detected in 16/19 patients; 5 patients had more than one detectable resistance mutation at baseline (range 2 to 6) • Reduced allele frequency observed across all major classes of KIT activating and resistance mutations in a manner consistent with PRA predictions ctDNA = circulating tumor DNA. Ex = exon. MAF = mutant allele frequency. PRA = Predictive Resistance Assay™. ^Baseline MAF <0.2%. *Not detected post-baseline; used MAF of 0.05% for calculation; #3 additional Ex11 mutations detected at lower frequency in cis with W557_K558del. ©2023 Theseus Pharmaceuticals.

17 11, 17 9 11, 17 11, 16, 17 11 11,13 9 11 (No post-BL) 11^, 134x, 142x, 1710x,18 (No post-BL) 11, 13 11, 132x,17 None detected in ctDNA 11, 17 9, 17 11, 173x 11##, 13## None detected in ctDNA 11^^, 133x, 172x, 19 9 To be analyzed 11†, 13, 14 To be analyzed Concomitant ctDNA reduction and stable disease at higher doses       0 4 8 12 16 20 24 28 32 36 1 (4) 2 (5) 3 (5) 4 (4) 5 (4) 6 (4) 7 (3) 8 (3) 9 (8) 10 (4) 11 (4) 12 (6) 13 (4) 14 (4) 15 (2) 16 (3) 17 (2) 18 (2) 19 (4) 20 (4) 21 (4) 22 (4) 23 (3) Time on treatment (weeks) #As determined by ctDNA analysis at baseline, except where noted. Superscript indicates number of distinct variants observed within a given exon at baseline when >1; ^ W557_K558del with 2 additional exon 11 mutations detected at lower frequency; ##K558_E561delinsH (exon 11) and V654A (exon 13) mutations present at baseline in pre-treatment tumor biopsy, but not in ctDNA; ^^3 additional exon 11 mutations detected at lower frequency in cis with W557_K558del. †Additional genetic alterations detected included PIK3CA H1047R mutation, PDGFRA focal amplification, FGFR1 amplification, and MYC, KIT, and ERBB2 aneuploidy. BL = baseline. ctDNA = circulating tumor DNA. DLT = dose-limiting toxicity. NE = not evaluable. PD = progressive disease. SD = stable disease. TKI = tyrosine kinase inhibitor. Patient (prior TKI) Changes in baseline KIT mutation (by exon)# 18 m g 12 m g 9 m g 6 m g 4 m g 3 m g 26 Ongoing treatment SD PD NETimepoint Response: SD as best overall response PD/NE as best overall response ©2023 Theseus Pharmaceuticals. ctDNA reduction in both classes of resistance mutations and increased stable disease observed at higher doses, despite exposures at ≤ 50% of target

Clinical ctDNA observations consistent with PRA predictions Clinical ctDNA observed in trial Target (~40 mg) Cohort 5/6 (12/18 mg) Cohort 4 (9 mg) Cohort 3 (6 mg) Cohort 2 (4 mg) Cohort 1 (3 mg) ctDNA effects shown are the best fold change in mutant allele frequency (MAF). ctDNA = circulating tumor DNA. Ex = exon. nM = nanomolar. = activating mutations = resistance mutations Pr ed ic tiv e R es is ta nc e A ss ay ™ (P R A ) Exon 17 Exon 14 Exon 13 1 -100 -10 10 100 D820X Fo ld in cr ea se Fo ld d ec re as e Y V Y Y G 3 6 9 9 9 Dose mg N=5 1 -100 -10 10 100 Fo ld in cr ea se Fo ld d ec re as e V654A Dose mg N=5 1 -100 -10 10 100 T670I Fo ld in cr ea se Fo ld d ec re as e N=1 18 mg 4 6 6 12 18 ©2023 Theseus Pharmaceuticals. 27

THE-630 – building the foundation for a best-in-class KIT inhibitor for patients with GIST

THESEUS

Next data update expected Q4 2023

RP2D →

***Goals**: Reductions in ctDNA in all mutations; continued encouraging safety and PK; preliminary efficacy at target exposure*

- Preliminary data for patients in Cohorts 7 and 8, including initial backfilled patients
- Longer follow-up on ongoing patients enrolled in existing cohorts

Part 2: Dose expansion (2L, 3L/4L, 5L)

***Goals**: Build on POC; expand safety database*

- Continued encouraging safety profile at RP2D
- Inhibition of all major KIT mutations
- Durable efficacy as measured by PFS

→

Part 3: Pivotal trials

***Goals**: Efficacy and safety supportive of approval in 2L and 5L GIST*

- Continue to build safety database in registrational studies
- Substantial improvement in mPFS over standard of care in 2L and 5L

Selection of RP2D and initiation of dose expansion cohorts expected in 1H 2024

2L = Second Line. 3L = Third Line. 4L = Fourth Line. 5L = Fifth Line. ctDNA = circulating tumor DNA. mPFS = median progression free survival. PFS = progression free survival. PK = pharmacokinetic. POC = proof of concept. POM = proof of mechanism. RP2D = recommended phase 2 dose.

28

©2023 Theseus Pharmaceuticals.

THE-349: Fourth-Generation EGFR Inhibitor Candidate

EGFRm NSCLC overview

There is no approved TKI to address all combinations of major EGFR activating and resistance mutations

Key features of EGFRm NSCLC

- EGFR mutations are a key driver of NSCLC, with approximately 18,000 first-line EGFRm NSCLC patients in the United States with mutations in exons 19 or 21
- Osimertinib, a 3G TKI, is the first-line SOC in the US, and has an on-target "Achilles' heel" in the C797X mutation
  - Observed in ~10% of patients post-1L osimertinib and ~20% of post-2L+ osimertinib
- 1G and 2G TKIs lead to the on-target T790M mutation
- Various off-target resistance mechanisms are also key drivers of tumor progression
- A TKI that can cover all major activating and resistance mutations could lead to substantially improved outcomes, and, as a single molecule, could be more easily combined with other agents to address the issue of off-target resistance

No available targeted therapy effectively inhibits both C797X and T790M, and EGFR mutational heterogeneity increases during sequential treatment with EGFR inhibitors

Disease progression on osimertinib


On-target resistance:
e.g., C797X
Off-target resistance:
e.g., MET amplification

*THE-349 could address treatment resistance as **monotherapy** and in **combination** with other agents*

Sources: Theseus market research, Vanderpoel 2021, Salas 2021, Riess 2018, Rosell 2009, Ramalingam 2022, Leonetti 2019, Oxnard 2018, Papadimitrakopoulo 2018. C797X mutations are any of several amino acid substitutions observed at the 797 codon, with serine, or S, being most common. 1G = First Generation. 2G = Second Generation. 3G = Third Generation. 1L = First Line. 2L = Second Line. EGFR = Epidermal Growth Factor Receptor. NSCLC = Non-Small Cell Lung Cancer. SOC = standard of care. TKI = tyrosine kinase inhibitor.

©2023 Theseus Pharmaceuticals.

30

Treatment paradigm for EGFRm NSCLC

THESEUS



EGFR mutation
Exon 19 deletion (D) or L858R (L) activating mutation
1G and 2G inhibitors
3G inhibitor (osimertinib)
T790M resistance mutation (T) + D or L = DT or LT
C797S resistance mutation (C) + D or L = DC or LC
3G inhibitor (osimertinib)
C797S resistance mutation (C) + DT or LT = DTC or LTC

Tumors progressing on osimertinib will harbor complex mixtures of single, double and/or triple mutant clones

THE-349 target product profile

- **Activity against single (D, L)-, double (DT, LT / DC, LC)-, and triple (DTC, LTC)-mutant variants**
- **Active in Central Nervous System**
- **Selectivity over wild-type EGFR**

1G = First Generation. 2G = Second Generation. 3G = Third Generation. EGFR = Epidermal Growth Factor Receptor. EGFRm = Epidermal Growth Factor Receptor-mutant. NSCLC = Non-Small Cell Lung Cancer.

©2023 Theseus Pharmaceuticals.

31

Preclinical data has demonstrated THE-349 potently inhibits single-, double-, and triple-mutants, including T790M and C797S


THESEUS
Mutational Coverage
L858R or Exon 19 del
L858R or Exon 19 del + T790M
L858R or Exon 19 del + C797S
L858R or Exon 19 del + T790M + C797S
THE-349
Erlotinib (Tarceva®)
Gefitinib (Iressa®)
Osimertinib (Tagrisso®)
Cellular IC50 versus respective mutant
>1000 nM
<15 nM

Note: Data from the 2022 EORTC-NCI-AACR (ENA) Symposium. Poster #236

32

©2023 Theseus Pharmaceuticals.

THE-349 exhibits potent and selective EGFR mutant activity with significant kinome selectivity *in vitro*

THESEUS

THE-349 demonstrates low nanomolar IC50 values against single-, double- and triple-mutant EGFR variants with wild-type selectivity which exceeds that of erlotinib and gefitinib



IC50 (nM)
10000
1000
100
10
1
0.1
Erlotinib
Gefitinib
Osimertinib
THE-349
WT A431
L
LT
LC
LTC
D
DT
DC
DTC

Potency against WT EGFR vs EGFR mutants in cellular assays

THE-349 has a high degree of kinome selectivity: S-score (50) = 0.07 (23/330 kinases inhibited by >50% at 0.1 μM)

33

Note: Data from the 2022 EORTC-NCI-AACR (ENA) Symposium. Poster #236. EGFR = Epidermal Growth Factor Receptor. WT = Wild-Type.

©2023 Theseus Pharmaceuticals.

THE-349 has robust tumor regression activity in mouse models expressing EGFR single-, double- and triple-mutant variants at well- tolerated doses 34 ©2023 Theseus Pharmaceuticals.Note: Data from the 2022 EORTC-NCI-AACR (ENA) Symposium. Poster #236. EGFR = Epidermal Growth Factor Receptor. TGI = tumor growth inhibition. TR = tumor regression. Ba/F3 tumor models shown. Dosing is once daily. THE-349 demonstrates tumor regressions against variants associated with both 1st and 2nd line osimertinib failure (i.e., C797S double and triple mutants) 0 1 2 3 4 5 6 7 8 9 0 400 800 1200 1600 2000 2400 DTC Days post treatment M ea n Tu m or V ol um e (m m 3 ) ± SE M 7% TGI 86% TR 0 1 2 3 4 5 6 7 8 9 0 400 800 1200 1600 2000 Days post treatment M ea n Tu m or V ol um e (m m 3 ) ± SE M L 80% TR 85% TR 0 1 2 3 4 5 6 7 8 9 0 400 800 1200 1600 2000 Days post treatment M ea n Tu m or V ol um e (m m 3 ) ± SE M LTC 88% TR 16% TGI 0 1 2 3 4 5 6 7 8 9 0 400 800 1200 1600 2000 Days post treatment M ea n Tu m or V ol um e (m m 3 ) ± SE M LT 0% TGI 33% TR 80% TR 0 1 2 3 4 5 6 7 8 9 0 400 800 1200 1600 2000 Days post treatment M ea n Tu m or V ol um e (m m 3 ) ± SE M LC 7% TGI 90% TGI 86% TR

THE-349 induced deep, durable regressions in clonally heterogeneous osimertinib-resistant PDX model Model developed from patient with NSCLC after failure of >5 lines of therapy (including erlotinib and osimertinib) • Model reflects clonal heterogeneity – mixture of DTC and original D primary mutation • Erlotinib and osimertinib both minimally active • THE-349 was highly active and rescued osimertinib-treated mice after treatment switch • Illustrates potential power of pan-variant approach in overcoming complex mutational profile Single agent THE-349 induced long-term tumor regression (98% TR), with complete responses in 9/10 mice Note: Data from the 2022 EORTC-NCI-AACR (ENA) Symposium. Poster #236. NSCLC = Non-Small Cell Lung Cancer. PDX = patient-derived xenograft. TR = tumor regression. 0 4 8 1 2 1 6 2 0 2 4 2 8 3 2 3 6 4 0 4 4 4 8 5 2 5 6 0 4 0 0 8 0 0 1 2 0 0 1 6 0 0 Days post treatment M ea n Tu m or V ol um e (m m 3 ) ± SE M LUPF-104 （DTC+D） 11% TGI 23% TGI Day 32 98% TR 80% TR Day 56 ©2023 Theseus Pharmaceuticals. 35

THE-349 is active in CNS and has displayed favorable drug-like properties in mouse models 36 ©2023 Theseus Pharmaceuticals.Note: Data from the 2022 EORTC-NCI-AACR (ENA) Symposium. Poster #236. CNS = central nervous system. EGFR = Epidermal Growth Factor Receptor. NSCLC = Non-Small Cell Lung Cancer. THE-349 demonstrates significant anti-tumor activity in H1975 LTC and PC9 (D) intracranial models in mice, with increased survival highlighting CNS activity A significant proportion of patients with EGFR mutant NSCLC will have metastatic disease to the brain; preclinical data suggest that THE-349 has the potential to have highly potent activity against CNS metastases 0 10 20 30 40 50 60 70 80 0 20 40 60 80 100 Days post treatment Pe rc en t s ur vi va l ( % ) Vehicle THE-349, 20 mg/kg THE-349, 30 mg/kg THE-349, 40 mg/kg **** **** **** **** = P<0.0001 PC9-Luc Intracranial 0 5 10 15 20 25 30 35 0 8.0×10 9 1.6×10 10 2.4×10 10 3.2×10 10 Days post treatment M ea n Bi ol um in es ce nc e (p ho to ns /s ec on d) ± S EM Vehicle Osimertinib, 25 mg/kg THE-349, 30 mg/kg THE-349, 40 mg/kg H1975 LTC-Luc Intracranial

Clinical development plan for THE-349

THESEUS

Theseus plans to pursue an initial registration as monotherapy in patients with on-target resistance, as well as rapidly expand into evaluation of combinations and, if clinical data support, target the broader 2L market, which could represent a >$1bn market opportunity

- IND submission expected in Q4 2023
- Initial dose-escalation as monotherapy for EGFR mutant patient with prior 3G therapy
- Expansion into combination cohorts evaluating patients with and without C797X post-osimertinib



Monotherapy
Phase 1a dose escalation
THE-349
D or L EGFR mutant NSCLC patients with prior 3G TKI (enriched for patients with C797X +/-T790M)
Combination(s)
Phase 1b dose escalation
THE-349 + combination partner(s)
D or L EGFR mutant NSCLC patients with prior 3G TKI (all comers)
Expansion populations (D or L EGFR mutant NSCLC)
Expansion
C797X (prior 3G TKI)
C797X + T790M (prior 1/2G and 3G TKI)
C797X +/-T790M with active brain metastases (prior 3G TKI)
Treatment Naïve
Expansion
THE-349 + combination partner(s) C797X +/- T790M (prior 3G TKI)
THE-349 + combination partner(s) in patients without C797X/T790M (prior 3G TKI)

1G = First Generation. 2G = Second Generation. 3G = Third Generation. 2L = Second Line. EGFR = Epidermal Growth Factor Receptor. IND = investigational new drug. NSCLC = Non-Small Cell Lung Cancer. TKI = tyrosine kinase inhibitor.

©2023 Theseus Pharmaceuticals.

37

BCR-ABL Program

Approved BCR-ABL inhibitors have limitations because they do not optimally balance efficacy and safety

THESEUS

CML is one of targeted oncology's greatest successes, but a significant unmet need remains for patients failed by 2G TKIs; for adult patients with newly diagnosed Ph+ ALL no BCR-ABL inhibitor is FDA approved, and there is a need for a safer, pan-variant BCR-ABL inhibitor option

	Generation	Safety/tolerability(1)	Efficacy/pan-ness(2)	CML Indication	Adult Ph+ ALL Indication
THESEUS **Target Product Profile for Theseus BCR-ABL Inhibitor**	5G			≥2L (*target*)	1L (*target*)
Imatinib (Gleevec®)	1G			1L	NCCN recommended
Dasatinib (Sprycel®)	2G			1L / 2L	NCCN recommended
Nilotinib (Tasigna®)	2G			1L / 2L	NCCN recommended
Bosutinib (Bosulif®)	2G			1L / 2L	NCCN recommended
Ponatinib (Iclusig®)	3G			3L / T315I+	NCCN recommended
Asciminib (Scemblix®)	4G			3L / T315I+	Not NCCN recommended

(1) Ponatinib and nilotinib contain black box warnings on their USPIs; in clinical trials, bosutinib and dasatinib patients discontinued at a rate of ~20% due to adverse reactions. (2) 2G, 3G, and 4G TKIs have demonstrated efficacy in patients failed by imatinib and of these only ponatinib also has a pan-BCR-ABL inhibitory profile. 1G = First Generation. 2G = Second Generation. 3G = Third Generation. 4G = Fourth Generation. 1L = First Line. 2L = Second Line. 3L = Third Line. TKI = tyrosine kinase inhibitor. CML = Chronic Myeloid Leukemia. NCCN = National Comprehensive Cancer Network. Ph+ ALL = Philadelphia Chromosome-positive Acute Lymphoblastic Leukemia.

39

©2023 Theseus Pharmaceuticals.

Key features of CML 40 ©2023 Theseus Pharmaceuticals. • Disease remains BCR-ABL driven through multiple lines of therapy, and patients commonly will relapse with a BCR-ABL resistance mutation • Multiple therapies have been approved; however, approximately 30% to 40% of patients started on any TKI will switch to an alternative TKI because of side effects or inadequate response • For patients refractory to 1st and 2nd generation TKIs, the treatment options include ponatinib or asciminib, but neither has an optimal balance of safety and efficacy − Asciminib is not pan-variant, but is better tolerated − Ponatinib is pan-variant, but is less well-tolerated than asciminib A significant unmet need remains for a BCR-ABL inhibitor that has optimal efficacy and safety in the refractory CML setting Sources: Schiffer Blood 2021. CML = Chronic Myeloid Leukemia. TKI = tyrosine kinase inhibitor.

Key features of adult Ph+ ALL 41 ©2023 Theseus Pharmaceuticals. • Newly diagnosed adults have historically received chemotherapy followed by allogeneic hematopoietic stem-cell transplant (HSCT), and more recently the addition of BCR-ABL TKIs have improved outcomes in 1L treatment, despite their lack of FDA approval (five are NCCN recommended) • However, in newly diagnosed patients treated in combination therapy with 1st or 2nd generation TKIs, relapse is associated with BCR-ABL resistance mutations in up to 75% of patients, with T315I observed most frequently • Ponatinib, a pan-variant inhibitor, has been shown to improve clinical outcomes compared to 1G and 2G TKIs; however, toxicity limits optimal dosing Ph+ ALL represents an area of significant unmet need where a safe, pan-BCR-ABL inhibitor in 1L combination therapy could provide durable, relapse-free, outcomes and potentially reduce the need for HSCT Sources: Rousselot-2016-Blood, Wieduwilt-2022-ASHedu. 1G = First Generation. 2G = Second Generation. 1L = First Line. Ph+ ALL = Philadelphia Chromosome-positive Acute Lymphoblastic Leukemia. NCCN = National Comprehensive Cancer Network. TKI = tyrosine kinase inhibitor.

Target product profile for Theseus' pan-variant BCR-ABL TKI

THESEUS

Significant unmet need for a next-gen TKI…

- Theseus is developing a next-generation BCR-ABL TKI for patients with refractory CML and newly diagnosed Ph+ ALL
- Currently in lead-optimization; anticipate a development candidate nomination by early 2024
- ***Theseus target product profile***:
  - Potent and pan-variant inhibition of BCR-ABL, including the T315I gatekeeper mutation
  - Tolerability profile compatible with long duration of treatment
  - For CML patients: Highly effective and well-tolerated option post-2G TKI
  - For Ph+ ALL patients: A TKI that can provide durable, relapse-free, outcomes and reduce the need for HSCT

…while approved therapies have sales in the billions

Compound	Company	Generation	2021 FY Sales (USD)
Imatinib (Gleevec®)	Novartis	1G	$1.0bn
Dasatinib (Sprycel®)	Bristol Myers Squibb	2G	$2.1bn
Nilotinib (Tasigna®)	Novartis	2G	$2.0bn
Bosutinib (Bosulif®)	Pfizer	2G	$500mm
Ponatinib (Iclusig®)	Takeda	3G	$500mm
Asciminib (Scemblix®)	Novartis	4G	n/a

A selective, well-tolerated, pan-variant BCR-ABL inhibitor could substantially improve clinical outcomes in refractory CML, and could reduce the need for HSCT in patients with Ph+ ALL when administered as a front-line therapy

42

2021 sales are approximate figures. Sources: S&P Capital IQ, FactSet, public filings. 1G = First Generation. 2G = Second Generation. 3G = Third Generation. 4G = Fourth Generation. CML = Chronic Myeloid Leukemia. FY = Fiscal Year. Ph+ ALL = Philadelphia Chromosome-positive Acute Lymphoblastic Leukemia. TKI = tyrosine kinase inhibitor.

©2023 Theseus Pharmaceuticals.

In vitro characterization demonstrated pan-BCR-ABL activity with increased selectivity versus ponatinib 43 ©2023 Theseus Pharmaceuticals. On-target BCR-ABL potency (BaF3 IC50 nM) Off-target potency (BaF3 IC50 nM) Endothelial cell tox (IC25 nM) Kinome selectivity Cmpd WT T315I E255V F359V KDR FLT3 FGFR1 LCK RET PARENTAL HUVEC S-Score (50)* Ponatinib 2 4 8 3 5 2 17 2 5 659 40 0.26 Cmpd 1 6 22 55 13 440 1944 3450 216 220 2293 787 0.04 ≤1x 1-3x 3-8x ≥8x Ratio off-target vs E255V IC50 (most recalcitrant ABL mutant) *Fraction of 330 kinases inhibited by >50% at 0.1 µM Compound 1Ponatinib WT and 3 most recalcitrant BCR-ABL mutants (of 13 tested) Off-target kinases potently inhibited by ponatinib Potential markers of vascular (HUVEC) and general toxicities >20% <5% KDR = kinase insert domain receptor. Compound 1 exhibited a high degree of selectivity versus KDR and the kinome, in vitro

Theseus molecule showed similar tumor regression activity and superior tolerability to ponatinib in vivo 44 ©2023 Theseus Pharmaceuticals. Activity against most recalcitrant mutant (E255V) Compound 1 induced strong tumor regressions against the most recalcitrant mutant and demonstrated improved tolerability compared to ponatinib in mice 0 1 2 3 4 5 6 7 8 9 0 4 0 0 8 0 0 1 2 0 0 1 6 0 0 D a y s a f t e r t h e s t a r t o f t r e a t m e n t M ea n Tu m or V ol um e (m m 3 ) ± SE M E255V Vehicle Ponatinib, 25 mg/kg Cmpd 1, 40 mg/kg Cmpd 1, 120 mg/kg Ponatinib, 10 mg/kg 64% TGI 82% TR 65% TGI 55% TR Ba/F3 tumor model shown. Dosing is once daily. Note: TR = tumor regression. TGI = tumor growth inhibition. • Improved tolerability with Compound 1: Keratinized skin was observed in 8/10 and 0/10 mice dosed with 25 mg/kg ponatinib and 120 mg/kg compound 1, respectively

Second program: THE-349 (EGFR-mutant NSCLC) Lead program: THE-630 (GIST) • KIT-driven GIST is a clonally heterogeneous disease which requires a pan-variant inhibitor to meaningfully improve patient outcomes • Enrolling patients in phase 1 portion of phase 1/2 study; preliminary dose escalation data reported in May 2023 with additional data at target exposures expected in Q4 2023 • Plan to advance rapidly into 2L GIST, which could represent $1bn+ market opportunity Executing on a novel pipeline of targeted therapies 45 ©2023 Theseus Pharmaceuticals. • Highly selective 4G TKI covering common activating and major secondary resistance mutations in EGFR with CNS activity and wild-type selectivity in preclinical models • Initially plan to focus on monotherapy treatment of on-target resistance to osimertinib, followed by rapid evaluation of combinations in all comers post-osimertinib • IND submission expected in Q4 2023 Third program: BCR-ABL inhibitor (CML and Ph+ ALL) • Opportunity to optimally balance efficacy and tolerability with mutation coverage in refractory CML patients and newly diagnosed Ph+ ALL patients • Preclinical data from testing of a series of molecules demonstrate high potency, selectivity, and broad mutational coverage • Development candidate nomination expected by early 2024 Strong financial position • $244 million in cash, cash equivalents, and investments as of March 31, 2023 • Runway projected into Q3 2025 2L = Second Line. 4G = Fourth Generation. CML = Chronic Myeloid Leukemia. CNS = central nervous system. EGFR = Epidermal Growth Factor Receptor. GIST = Gastrointestinal Stromal Tumors. IND = investigational new drug. NSCLC = Non-Small Cell Lung Cancer. Ph+ ALL = Philadelphia Chromosome-positive Acute Lymphoblastic Leukemia.